UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 20, 2006 (September 18, 2006)

Date of report (Date of earliest event reported):

GEVITY HR, INC.

(Exact name of registrant as specified in charter)

Florida	0-22701	65-0735612
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 Town Center Parkway

Bradenton, Florida 34202

(Address of principal executive offices / Zip Code)

(941) 741-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 18, 2006, Gevity HR, Inc. and its wholly-owned subsidiary, Concorda Insurance Company Ltd. (collectively "Gevity"), sought final approval from the U.S. Bankruptcy Court for the Southern District of New York with respect to the settlement of their claims against Hatteras Reinsurance Ltd. ("Hatteras"). Following an unopposed presentation on the merits of the settlement, the Bankruptcy Judge orally approved the settlement. The parties are now awaiting his signing of the formal approval order.

The U.S. Court is participating in the liquidation of Hatteras, which was commenced in the courts of Bermuda in June of this year. The terms of the court-approved settlement call for an immediate cash payment of $3 million to Gevity as well as the admission in the liquidation proceedings of an unsecured claim against Hatteras in the amount of $2.2 million. The settlement is without prejudice to any claims Gevity may have against third parties relating to the Hatteras liquidation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVITY HR, INC.

(Registrant)

Dated: September 20, 2006	By: _/s/ Peter C. Grabowski

Peter C. Grabowski

Chief Financial Officer